As filed with the Securities and Exchange Commission on March 11, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

YANDEX N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Laan Copes van Cattenburch 52
The Hague, The Netherlands 2585 GB
Telephone: +31-70-356-2237
Facsimile: +31-70-356-1126
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Yandex Inc.
299 S. California Ave, Suite 200
Palo Alto, CA 94306, USA; Tel: 1-650-838-0880
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Timothy J. Corbett, Esq. Wilmer Cutler Pickering Hale and Dorr LLP Alder Castle 10 Noble Street London EC2V 7QJ United Kingdom Telephone: +44-20-7645-2400 Facsimile: +44-20-7645-2424	Paul E. Kumleben, Esq. Davis Polk & Wardwell London LLP 99 Gresham Street London EC2V 7NG United Kingdom Telephone: +44-20-7418-1300 Facsimile: +44-20-7418-1056

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and from time to time thereafter.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Class A ordinary shares

(1)
An indeterminate amount of the securities is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis.

PROSPECTUS

Class A Ordinary Shares

        From time to time, selling shareholders may offer Class A ordinary shares ("Class A shares"). Each time selling shareholders offer any Class A shares pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling shareholders, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell Class A shares without a prospectus supplement describing the method and terms of the offering.

        Selling shareholders may offer Class A shares in amounts, at prices and on terms determined at the time of the offering. The Class A shares may be sold directly to you, through agents, or through underwriters and dealers. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A shares.

        Our Class A shares trade on the NASDAQ Global Select Market under the symbol "YNDX".

        Investing in the Class A shares involves certain risks. See "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the Class A shares.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2013

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we and/or selling shareholders may from time to time sell the Class A shares described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the Class A shares selling shareholders may offer. Each time selling shareholders sell Class A shares, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus.

        We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Class A shares described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such Class A shares in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "Yandex," "the company," "we," "our," and "us" refer, collectively, to Yandex N.V., a company organized under the laws of the Netherlands, and its consolidated subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://company.yandex.com/investor_relations/. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the Class A shares being offered. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001- 35173) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the Class A shares under the registration statement is terminated or completed:

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  Annual Report on Form 20-F for the fiscal year ended December 31, 2012;

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  The description of our Class A shares contained in our Form 8-A filed on May 10, 2011 (File No. 001- 35173), including any amendments or reports filed for the purpose of updating such description; and

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  Any report on Form 6-K submitted by us to the SEC and identified by us as being incorporated by reference into this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

16, Leo Tolstoy St., Moscow 119021, Russia
Attn: Investor Relations
Telephone: +7 495 739-70-00
askIR@yandex-team.ru

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "will," "may" or other words that convey judgments about future events or outcomes indicate such forward-looking statements. Forward-looking statements in this prospectus may include statements about:

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  the expected growth of the internet search and advertising markets and the number of internet and broadband users in the countries in which we operate;

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  competition in the internet search market in the countries in which we operate;

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  our anticipated growth and investment strategies;

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  our future business development, results of operations and financial condition;

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  expected changes in our margins and certain cost or expense items in absolute terms or as a percentage of our revenues;

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  our ability to attract and retain users, advertisers and partners; and

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  future advertising supply and demand dynamics.

        The forward-looking statements included in this prospectus are subject to risks, uncertainties and assumptions. Our actual results of operations may differ materially from those stated in or implied by such forward-looking statements as a result of a variety of factors, including those described under "Risk Factors" and elsewhere in this prospectus.

        We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

YANDEX N.V.

        Yandex is one of the largest European internet companies, operating Russia's most popular search engine and most visited website. Yandex's mission is to help users solve their everyday problems by building people-centric products and services. Based on innovative technologies, the company provides the most relevant, locally tailored experience on all digital platforms and devices. Yandex is the leading search service in Russia and also serves Turkey, Ukraine, Belarus and Kazakhstan. We generated 60.2% of all search traffic in Russia in 2012 and 61.9% in February 2013, and our Yandex sites attracted 52.6 million unique visitors in February 2013.

        We utilize our capabilities in applied mathematics and data analysis and our in-depth knowledge of the languages, cultures and preferences of internet users in our markets to develop advanced search technology and information retrieval services. We also aggregate and organize extensive local, national and international content and offer a broad range of additional services. Our search and many of our services are location-based and are available in versions tailored for mobile and other digital platforms and devices.

        Benefiting from Russia's long-standing educational focus on mathematics and engineering, we have drawn upon the considerable local talent pool to create a leading technology company. For over 20 years, our founding team has been developing and optimizing search technology, which has formed the core of our business and helped Yandex become one of the best known brands in Russia. Our users are our first priority, and we are committed to advancing our technology to continuously improve their internet experience.

        Our search engine uses our proprietary algorithms to provide relevant results, which we structure and present in an editorially neutral and user-friendly manner. With a focus on our principal geographic markets, our search technology allows us to provide local search results in more than 1,500 cities. We also feature "parallel" search, which presents on a single page the results from both our main web index and our specialized information resources, including news, shopping, blogs, images and videos. We offer convenient access to our search engine through personal computers, mobile phones, tablets, and navigation and other digital devices. We also offer a wide range of specialized search, personalized and location-based services, including Yandex.News, Yandex.Market, Yandex.Mail and Yandex.Maps.

        Our homepage attracted over 45.8 million unique visitors in January 2013, accounting for 74% of the Russian internet audience that month, according to comScore, and provides a gateway to the wealth of information available online. Users can find answers to their explicit questions through our search box, as well as their implicit questions through current news, weather and road traffic reports, TV and movie schedules, personal email and other services. Our homepage can easily be customized by users to address their individual interests.

        We derive substantially all of our revenues from online advertising. We enable advertisers to deliver targeted, cost-effective ads that are relevant to our users' needs, interests and locations. Most of our revenues are derived from text-based advertising, which uses keywords selected by our advertisers to deliver ads based on a particular user query, the content of a website or webpage being viewed, or user behavior or characteristics. We derive a smaller portion of our revenues from display advertising, which principally consists of graphical ads that appear on specific webpages. Our ads are clearly marked and are separate from our organic search results and from the content of the webpages on which they may also appear. We do not serve intrusive ads, such as "pop-ups," that might detract from our users' experience.

        In addition to serving ads on our own search results and other webpages, we deliver ads to the thousands of third-party websites that make up our Yandex ad network. Through our ad network, we generate revenue for both our network partners and us and extend the audience reach of our advertisers. Our Yandex.Direct service, the largest automated, auction-based system for the placement of text-based advertising in Russia, makes it easy for advertisers to bid for desired keywords and to obtain the best price for their ads. We served ads for more than 213,000 advertisers in the fourth quarter of 2012 and more than 350,000 in the full year 2012, compared with more than 173,000 in the fourth quarter of 2011 and 270,000 in the full year 2011.

RISK FACTORS

        An investment in our Class A shares involves a high degree of risk. Before you invest in our Class A shares, in addition to the other information in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors described in Item 3 under the caption "Risk Factors" and elsewhere in our most recent Annual Report on Form 20-F and any other documents that are incorporated herein by reference. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" above for information about how to obtain a copy of these documents. The occurrence of any of these risks could have a material adverse impact on our business, financial condition or results of operations. In any such case, the trading price and liquidity of our Class A shares could decline, and you may lose part or all of your investment. Various statements in, or incorporated by reference into, this prospectus contain forward-looking statements.

SELLING SHAREHOLDERS

        Information about selling shareholders, including their identities and the number of Class A shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference into this prospectus. Such selling shareholders may include existing shareholders, our executive officers and our directors.

        Selling shareholders shall not sell any Class A shares pursuant to this prospectus until we have identified such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their Class A shares pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

USE OF PROCEEDS

        The selling shareholders will receive all net proceeds from the sale of Class A shares offered under this prospectus. We will not receive any of the proceeds from the sale of Class A shares by the selling shareholders.

DESCRIPTION OF SHARE CAPITAL

        Yandex N.V. is a Dutch public company with limited liability (naamloze vennootschap), and its affairs are governed by its articles of association and Dutch law. We must also either comply with the Dutch Corporate Governance Code, or explain in our annual report required under Dutch law our reasons for not complying. We are subject to the applicable corporate governance requirements of the NASDAQ Stock Market, and generally comply with those requirements rather than the corresponding provisions of the Dutch Corporate Governance Code.

        Our authorized share capital consists of 2,000,000,000 Class A shares, par value €0.01 per share, 159,494,722 Class B shares, par value €0.10 per share, 159,494,722 Class C shares, par value €0.09 per share, one priority share with a nominal value of €1.00, and 2,000,000,001 preference shares, par value €0.01 per share. As of March 11, 2013, we had outstanding 221,981,842 Class A shares, 106,670,831 Class B shares, 46,743,017 Class C shares, one priority share, and no preference shares.

        Our Class A shares are listed in registered form and such shares are not certificated. We have appointed Computershare Trust Company, N.A. as our agent in New York to maintain part of the shareholders register and to act as transfer agent, registrar and paying agent for the Class A shares. Our Class A shares that are traded on the NASDAQ Global Select Market are in book-entry form.

        The material provisions of our articles of association as currently in force and relevant provisions of Dutch law and the Dutch Corporate Governance Code are summarized below. This summary does not restate our articles of association or relevant Dutch law in their entirety. Although we believe that this summary contains all of the information about our articles of association important to your decision to purchase our Class A shares, it does not include all of the provisions that you may feel are important. It is the articles of association, and not this summary, that defines the rights of holders of our shares (and therefore, the rights of holders of our Class A shares).

        Our articles of association are registered at the Commercial Register kept at the Chamber of Commerce in The Hague under file number 27265167, and an English translation has been filed with the SEC as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2012, incorporated by reference herein.

        As provided in Article 3 of our articles of association, the stated objectives of our company are:

    either alone or jointly with others to acquire and dispose of participations or other interests in bodies corporate, companies and enterprises; and to collaborate with and to manage such bodies corporate, companies or enterprises;

    to acquire, manage, turn to account, encumber and dispose of any property, including intellectual property rights, and to invest capital;

    to supply or procure the supply of money loans, particularly, but not exclusively, loans to bodies corporate and companies which are subsidiaries and/or affiliates of the company or in which our company holds any interest, subject to the provisions of the articles of association, as well as to draw or to procure the drawing of money loans;

    to enter into agreements whereby our company grants security, commits itself as guarantor or severally liable co-debtor, or declares itself jointly or severally liable with or for others, particularly, but not exclusively, to the benefit of bodies corporate and companies as referred to above; and

    to do all such things as are incidental or conducive to the above objects or any of them.

Ordinary Shares

        We have three classes of authorized ordinary shares, which vote together as a single class unless otherwise provided by our articles of association or Dutch law: Class A shares, which have one vote per share; Class B shares, which have ten votes per share; and Class C shares, which have nine votes per share. Our existing shareholders prior to this offering hold Class A and Class B shares. Class A shares are being sold in this offering. The Class C shares are issued only to facilitate the conversion of Class B shares into Class A shares. See "—Transfer and Conversion of Ordinary Shares."

        Under Dutch law, the voting power of shares is determined by reference to their par value. Our company's multiple class share structure is designed to give our principal shareholders increased voting power (without increasing their economic interest in our company), while also providing a means for them to convert their shares into Class A shares that can be transferred or sold, including in the public market.

  Transfer and Conversion of Ordinary Shares

        Because the conversion of a Class B share into a Class A share, with a lower par value, will result in a reduction of our company's share capital (an event which cannot occur without convening a formal shareholders' meeting), our articles of association provide that each Class B share converts (in defined circumstances) into both one Class A share and one Class C share. The Class C shares are intended to serve as a means of "storing" the additional par value of the converted Class B share until such time as the Class C share can be repurchased and cancelled by our company. We intend to repurchase and cancel any such Class C shares. To ensure that all such Class C shares are available for repurchase and cancellation, and to assure that they do not affect the outcome of any shareholder vote, any Class C shares will be held by the Yandex Conversion Foundation, a Dutch foundation managed by our board of directors. The foundation has agreed to sell any Class C shares it may hold, for no consideration, to our company at any time, and not to sell or transfer such shares to any other party. We expect that such repurchases will occur promptly following the conversion of any Class B shares into Class A shares and Class C shares, as the repurchase itself (as opposed to the cancellation of the Class C shares) does not require shareholder approval. At the first general meeting of shareholders following any such repurchase, we would seek shareholder approval for the cancellation of such Class C shares. The foundation has also agreed that it will vote any Class C shares it may hold in the same proportion as all other votes are cast at any general meeting of shareholders.

        Our Class B shares are transferable only:

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  To the Yandex Conversion Foundation. Upon transfer to the foundation, each Class B share converts into one Class A share and one Class C share. The foundation is obligated to transfer the Class A share to the original Class B shareholder, and to transfer the Class C share to our company as described above.

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  To our company for the purposes of repurchasing Class B shares.

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  To specified affiliates (as defined in our articles of association) of the original holders of Class B shares (subject to such persons or entities becoming parties to the shareholders' agreement among our major shareholders).

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  By an original holder, to estate and tax planning vehicles (including trusts, corporations and partnerships) controlled by such original holder of Class B shares (subject to such entities becoming parties to the shareholders' agreement among our Class B shareholders).

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  By an original holder that is a trust, to the beneficiaries of such trusts as of October 10, 2008 (the date our Class B shares were originally created).

        In addition to the above, if:

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  any Class B shares are transferred to a party not described above or the transferee ceases to meet the criteria described above;

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  a holder of Class B shares materially breaches the terms of the shareholders' agreement among our existing shareholders; or

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  at any time Class A shares constitute at least 95% of our outstanding shares (by number),

the voting and economic rights of the Class B shares held by such holder or holders will lapse and the holder is obligated to transfer the Class B shares to the Yandex Conversion Foundation in exchange for Class A shares.

        Our Class A shares and Class C shares are not convertible into any other class of shares in our capital.

  Shareholder Meetings and Voting Rights

        At our shareholders' meetings, each Class A share is entitled to one vote, and each Class B share is entitled to ten votes. Each Class C share will be entitled to nine votes, but the Yandex Conversion Foundation has agreed with us that it will vote any Class C shares it may hold at any time in the same proportion as all other votes are cast at any general meeting of our shareholders. The Class A, B and C shares vote together as a single class on all matters, including the election of directors, except as otherwise provided in our articles of association or Dutch law.

        Each shareholder has a right to attend general meetings of shareholders, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting of shareholders each year. This meeting must be convened at one of several specified locations in the Netherlands within six months after the end of our fiscal year. Our board of directors may convene additional general meetings of shareholders as often as it deems necessary, or upon the request of shareholders, or other persons entitled to attend the general meetings of shareholders, representing at least 10% of the par value of our issued share capital.

        We will give notice of each meeting of shareholders by notice in any manner that we may be required to follow in order to comply with applicable stock exchange requirements. In addition, we will notify registered holders of our shares by letter, cable, telex or fax, or, where permitted or required, by email or other electronic means. We will give this notice no later than the fifteenth day prior to the day of the meeting. As deemed necessary by the board of directors, either the notice will include or be accompanied by an agenda identifying the business to be considered at the meeting or will state that the agenda will be available for shareholders and other persons who are entitled to attend the general meeting of shareholders, at our offices or places of business. Until July 1, 2013, shareholders representing at least 1% of the par value of our outstanding share capital or the equivalent of at least €50 million in aggregate market value have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request is received by us no later than 60 days before the day the relevant shareholder meeting is held. From July 1, 2013 onwards, shareholders solely or jointly representing at least 3% of the par value of our outstanding share capital will have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request together with an explanation is received by us no later than 60 days before the day the relevant shareholder meeting is held.

        We are exempt from the proxy solicitation rules under the Exchange Act.

  Board of Directors; Adoption of Annual Accounts

        The members of our board of directors are appointed, removed and suspended from office by the general meeting of shareholders. A resolution to remove or suspend a director requires a two-thirds majority of the votes cast representing at least 50% of our issued share capital. The quorum for meetings of our board of directors is a simple majority of the members then in office.

        Our board of directors must prepare annual accounts for our company, prepared in accordance with either Dutch generally accepted accounting principles or International Financial Reporting Standards, which must be audited by Dutch auditors. Our board of directors must make these available to the shareholders for inspection at our offices within five months after the end of our fiscal year. Under some special circumstances, Dutch law permits an extension of this period for up to six additional months by approval of the general meeting of shareholders. The board of directors must submit these annual accounts to the shareholders for adoption at a general meeting of shareholders. Within eight days of the adoption of these annual accounts, and not more than 13 months from the end of our fiscal year, we must publish and submit these annual accounts to the Chamber of Commerce in The Hague. We are required to file an annual report on Form 20-F, which must include our audited consolidated financial statements prepared in accordance with U.S. GAAP, with the SEC within the prescribed time period after the end of each of our fiscal years. We currently plan to file our annual reports on Form 20-F not later than 90 days after the end of our fiscal year.

        In the performance of its duties, the board of directors is required by Dutch law to consider the interests of Yandex, its shareholders, its employees and other stakeholders.

        When the general meeting of shareholders adopts the annual accounts prepared by the board of directors, it may discharge the members of the board of directors from potential liability with respect to the exercise of their duties during the fiscal year covered by the accounts. This discharge may be given subject to such reservations as the general meeting of shareholders deems appropriate and is subject to a reservation of liability required under Dutch law. Examples of reservations of liability required by Dutch law include: (i) liability of members of boards of directors upon the bankruptcy of a company; and (ii) general principles of reasonableness and fairness. Under Dutch law, a discharge of liability does not extend to matters not properly disclosed to the general meeting of shareholders. The discharge of the board of directors must be a separate item on the agenda of the general meeting of shareholders and the members of the board of directors are not automatically discharged by adoption of the annual accounts. Any meeting of our board of directors may be held at any location, within or outside of the Netherlands.

        Our board of directors may, in accordance with the director compensation policy adopted by our general meeting of shareholders, establish compensation for the members of the board of directors. The board of directors must submit to the general meeting of shareholders for approval any plan or amendment to any plan awarding shares or the right to subscribe for shares to the directors. We have no requirement that our directors own any of our shares.

        Under our articles of association, a director may not take part in any vote on a subject or transaction in relation to which he or she has a conflict of interest with us. However, under our articles of association, a director with a conflict of interest may continue to represent us.

        Under our articles of association, our board of directors may exercise all the powers of the company to borrow money or mortgage its property and assets as security for any obligation of the company or of any third party.

        We have not established a mandatory retirement age for our directors.

  Dividends

        Our preference shares, if issued, would be entitled to receive preferential dividends at a rate of 12-month EURIBOR plus 200 basis points on the amount paid thereon, prior and in preference to distributions in respect of our ordinary shares. The holders of our shares are entitled to such part of our profits for any fiscal year as remains available after reservation of profits by our board of directors and payment of the preferred dividend on our preference shares, if issued. Such dividends are payable on a pari passu basis on the outstanding priority share and Class A and Class B shares. Although our Class C shares are technically entitled to a maximum dividend of €0.01 per share when we declare dividends on our Class A and Class B shares, we intend to repurchase all Class C shares issued upon conversion of our Class B shares promptly following their issuance such that no dividends would be payable on our Class C shares.

        Additionally, the board of directors has the right to declare interim dividends without the approval of the general meeting of shareholders. We may not pay dividends if the payment would reduce shareholders' equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our articles of association. The amounts available for dividends will be determined based on the statutory accounts of Yandex N.V. prepared under Dutch law, which may differ from our consolidated financial statements.

        The board of directors may decide that dividends or other distributions are paid in the form of cash, shares or a combination of both.

  Issue of Shares; Preemptive Rights

        Our board of directors has the power to issue shares, if and to the extent that either the general meeting of shareholders or the articles of association has delegated such power to the board of directors to act as the authorized body for this purpose. A delegation of authority to the board of directors to issue shares remains effective for the period specified by the general meeting of shareholders, or specified in the articles of association, and may be up to five years from the date of delegation or the date of the articles of association. A general meeting of shareholders may renew annually this delegation and this delegation may also be renewed by the articles of association for additional periods of up to five years. Without this delegation, the general meeting of shareholders has the power to authorize the issuance of shares. Pursuant to our articles of association, our board of directors is authorized to issue shares and to grant rights to subscribe for shares until May 4, 2016 under the restrictions specified in the articles of association.

        The holders of our ordinary shares have a pro rata (based on the number of shares held) preemptive right to subscribe for ordinary shares that we issue for cash, unless the general meeting of shareholders, or the board of directors (if either the general meeting of shareholders or the articles of association has delegated such power to the board of directors), limits or eliminates this right. In addition, the right of our shareholders to subscribe for ordinary shares pursuant to this preemptive right may be limited in certain circumstances. If the general meeting of shareholders delegates its authority to the board of directors for this purpose, then the board of directors will have the power to limit or eliminate the preemptive rights of shareholders. In the absence of this delegation, the general meeting of shareholders will have the power to limit or eliminate these rights. Such resolution requires the approval of a two-thirds majority of the votes cast in a general meeting of shareholders if less than 50% of our issued share capital is present or represented. Delegations of authority to the board of directors may remain in effect for up to five years and may be annually renewed for additional periods of up to five years. Pursuant to our articles of association, our board of directors is authorized to limit or eliminate the preemptive rights of shareholders until May 4, 2016 under the restrictions specified in the articles of association.

        These provisions apply equally to any issue by us of rights to subscribe for ordinary shares, including options and warrants other than pursuant to our Third Amended and Restated 2007 Share Option Plan.

        No obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against the shareholder's will, by amendment of the articles of association or otherwise.

  Repurchase of Shares

        We may acquire our shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent:

  •
  our shareholders' equity, less the amount to be paid for the shares to be acquired, exceeds the sum of (i) our aggregate fully paid-up share capital plus (ii) any reserves required to be maintained by Dutch law or our articles of association; and

  •
  after the acquisition of shares, we and our subsidiaries would not hold, or hold as pledgees, shares having an aggregate par value that exceeds 50% of the par value of our issued share capital, as these amounts would be calculated under Dutch GAAP or International Financial Reporting Standards, as the case may be.

        Our board of directors may direct the company to repurchase shares only if the general meeting of shareholders has authorized the board of directors to repurchase shares. This authorization may be given for a maximum period of 18 months and should contain the maximum number of shares to be repurchased and a price range. The authorization may be renewed annually. The general meeting of shareholders has authorized the board of directors until November 4, 2012 to repurchase a maximum of 20% of the issued share capital from time to time for a price equal to the average price of the shares over the three trading days prior to the repurchase date.

        We intend to regularly repurchase, for no consideration, any Class C shares that may be issued to the Yandex Conversion Foundation promptly upon the conversion of Class B shares, in which case the above requirements do not apply.

  Reduction of Share Capital

        At a general meeting of shareholders, our shareholders may vote to reduce the issued share capital by canceling shares held by us or by reducing the par value of our shares. In either case, this reduction would be subject to applicable statutory provisions and, if less than 50% of our issued share capital is present or represented, requires a two-thirds majority of the votes cast in a general meeting of shareholders. We intend to seek shareholder approval on a regular basis for the cancellation of any Class C shares that may be issued from time to time following their repurchase by us.

  Amendment of the Articles of Association

        Our articles of association may only be amended upon a proposal of our board of directors and following approval by a two-thirds majority of the votes cast at a general meeting of shareholders. In addition to such vote:

  •
  The approval of a three-fourths majority of the votes cast at a separate meeting of holders of Class A shares is required for any amendment that:

  •
  eliminates or affects the rights, including but not limited to the calculation of entitlement to any profits, of holders of Class A shares (including any change in the dividend or liquidation entitlement of the holders of Class B shares or Class C shares);

  •
  changes the transferability and conversion features of the Class B shares; or

  •
  increases the number of authorized Class B shares.

  •
  The approval of a three-fourths majority of the votes cast at a separate meeting of holders of preference shares is required for any amendment that changes the rights or obligations of the holders of preference shares, if any are outstanding.

  •
  The approval of the holder of the priority share is required for any amendment that affects the rights of the holder of the priority share.

  Limitation on Right to Hold or Vote Shares

        In the event that a party or group of related parties accumulates shares that represent of 25% or more, in number or by voting power, of our issued shares without the approval of our board of directors, first, and then the holder of our priority share, such party or parties will not be entitled to vote any shares at or beyond the 25% threshold. Other than as provided for in our articles of association, relevant provisions of Dutch law do not currently impose any limitations on the right of holders of shares to hold or vote their shares. In particular, there are no limitations either under Dutch law or in our articles of association on the right of non-residents of the Netherlands to hold or vote their shares. See "—Accumulation of Material Shareholdings in Our Company."

  Share Certificates and Transfer

        Subject to the restrictions of our articles of association, as applicable, any of our shareholders may transfer any or all of his or her Class A shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our Class B shares are subject to certain limitations on transferability. See "—Ordinary Shares—Transfer and Conversion of Ordinary Shares."

        Under Dutch law and our articles of association, any transfer of registered shares requires a written instrument of transfer and a written acknowledgment of that transfer by Yandex N.V., or by the registrar acting in its name. Except when Yandex N.V. is a party to the legal act, the rights attached to the shares may be exercised only after Yandex N.V., or the registrar acting in its name, has acknowledged the legal act or the written instrument has been served on Yandex N.V. in accordance with Dutch law.

  Exchange Controls

        Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company.

Priority Share

        We have authorized and outstanding one priority share with a nominal value of €1.00. Our articles of association provide that the priority share may only be held by a party that is specifically nominated by our board of directors for this purpose. The priority share is currently held by OJSC Sberbank of Russia ("Sberbank").

        The key right vested in the priority share is the right to approve the accumulation by a single party, group of related parties or parties acting in concert, of shares that represent of 25% or more, in number or by voting power, of our outstanding Class A and Class B shares (taken together) if our board of directors has otherwise approved such accumulation of shares. In addition, any decision by our board of directors to transfer all or substantially all of our assets to one or more third parties in any transaction or series of related transactions, including the sale of our principal Russian operating subsidiary, is subject to the prior approval of the priority shareholder. These rights of the priority shareholder would terminate if any law is adopted or amended in Russia that restricts the ownership by non-Russian parties of internet businesses.

        The holder of the priority share is entitled to cast one hundred votes in connection with any matter to be voted on by our shareholders in a general meeting but does not otherwise have any rights to influence operating decisions nor to appoint members of our board of directors. Any amendment to our articles of association that affects the rights of the holder of the priority share requires the prior approval of the holder of the priority share. Any transfer of the priority share is subject to prior approval of our board of directors, acting by simple majority. No rights of pre-emption apply in respect of the issuance of the priority share.

Preference Shares

        Our articles of association authorize a special class of preference shares. Under Dutch law and practice, the ability to issue preference shares is a common form of anti-takeover defense. Typically an option is granted to a Dutch foundation, with a majority of independent board members, allowing the foundation to acquire up to a number of preference shares that carry the same aggregate vote as all the company's issued and outstanding shares from time to time. Such a foundation is typically established with the stated purpose of safeguarding the interests of the company and all of its stakeholders by resisting to the best of its ability influences that might conflict with those interests by affecting the company's continuity, independence or identity. The preference shares issued to such foundation, if any, are typically repurchased or redeemed by the company once the hostile threat has passed.

        We have not established such a continuity foundation nor granted such an option. We may in the future decide to do so, and our board of directors would be able to do so without further action from our shareholders. We believe that the ability of our board of directors to grant such an option or otherwise issue preference shares from time to time could prevent, or at least delay, an attempt by a potential bidder to make a hostile takeover bid or other hostile situations and may help the company in evaluating its position in relation to a hostile situation and to seek alternatives.

        Our articles of association grant the board of directors the irrevocable authority for a period of five years to issue preference shares and grant rights to subscribe for preference shares up to our authorized share capital from time to time. This authority may be renewed by a resolution of the general meeting of shareholders for a subsequent period of up to five years.

Accumulation of Material Shareholdings in Our Company

        Our articles of association provide our board of directors and the holder of our priority share with rights to approve the accumulation of legal or beneficial stakes in our company that exceed certain thresholds. Our articles stipulate the consequences for shareholders who exceed the permitted shareholdings without obtaining proper prior approvals.

  Board of directors' right to approve accumulations of legal or beneficial ownership of 25% or more in our company

        Our board of directors has the right, acting by simple majority, to approve the accumulation by a party, group of related parties or parties acting in concert of the legal or beneficial ownership of shares representing 25% or more, in number or voting power, of our outstanding Class A and Class B shares (taken together). If our board grants its approval of such share accumulation, the matter is then submitted to the holder of our priority share, which has a further right of approval of such accumulation of shares.

        Pursuant to our articles of association, any person seeking to acquire the legal or beneficial ownership of shares representing 25% or more, in number or by voting power, of our outstanding Class A and Class B shares (taken together) must notify our board of directors in writing setting forth the terms and conditions on which it seeks to acquire our shares, including the price to be paid, the identity of the transferring shareholder(s), a detailed description of the proposed acquirer, and a detailed description of the proposed acquirer's intentions with regard to its shareholding in our company.

  Priority shareholder rights, including right to approve accumulations of stakes in our company or the sale of our principal Russian operating subsidiary

        The priority share is currently held by Sberbank. Sberbank has the right to approve the accumulation by a party, group of related parties or parties acting in concert of the legal or beneficial ownership of shares representing 25% or more, in number or by voting power, of our outstanding Class A and Class B shares (taken together) if our board of directors has otherwise approved such accumulation of shares.

        In addition, any decision by our board of directors to sell, transfer or otherwise dispose of, directly and indirectly, all or substantially all of our assets to one or more third parties in any transaction or series of related transactions, including the sale of our principal Russian operating subsidiary, is subject to the prior approval of the priority shareholder. See "—Priority Share."

  Consequences of failing to comply with these provisions

        Any holding, transfer or acquisition by a party, group of related parties or parties acting in concert of the legal or beneficial ownership of shares representing 25% or more of our outstanding Class A and Class B shares (taken together), in number or by voting power, without the prior approval of our board of directors, first, and then the priority shareholder, will be null and void. The holder of such excess shares is obliged to offer them to the board of directors within ten business days, and failing so, will be deemed to have offered them to our board of directors. The board of directors is authorized to sell and transfer such excess shares on behalf of such holder at their fair market value. The holder of excess shares will not be entitled to any of the dividend or voting rights attached to the excess shares during the period in which such holder holds the excess shares in contravention of the provisions of our articles of association. Our board of directors may nominate our company or another purchaser or purchasers to buy the excess shares for cash, or may arrange for the excess shares to be sold in the public market.

  Obligation to notify us of shareholdings that exceed certain thresholds

        Any shareholder who, either alone or acting with other parties, legally or beneficially acquires shares exceeding 5%, 10%, 15%, 20%, 25%, or 30% of our outstanding Class A and Class B shares (taken together), in number or by voting power, (or who holds shares on behalf of a beneficial owner who, to the knowledge of such shareholder, crosses such thresholds), must inform our board of directors within two business days of such fact. In addition, any shareholder who, either alone or acting with other parties, acquires the legal or beneficial ownership of shares representing 25% or more of our outstanding Class A and Class B shares (taken together), in number or by voting power, (or who holds shares on behalf of a beneficial owner who, to the knowledge of such shareholder, crosses such threshold), is required by our articles of association to inform our board of directors of the price or prices paid for such excess shares. Any shareholder who fails to comply with these notification requirements will not be entitled to any of the dividend or voting rights that are attached to any of our shares held by such shareholder.

        Our articles of association allow our board of directors to require any shareholder to provide written identification of any beneficial owner of shares that are registered in the name of such shareholder that exceed the above thresholds. Our board may require such proof as it deems reasonably necessary to verify the legal or beneficial ownership of such shares. The shareholder must provide this information to our board of directors within five business days.

        In addition to the restrictions on material shareholding provided for in our articles of association described above, material shareholdings of our shares by non-Russian parties may be limited by the Russian Federal Law "On the Procedure for Foreign Investments in Companies which are Strategically Important for the State Defense and National Security".

Corporate Governance

        We acknowledge the importance of good corporate governance. The Dutch Corporate Governance Code, or the Code, was released in 2003 and amended in 2009. The Code contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The Code applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including the NASDAQ Global Market. Such companies are required under Dutch law to disclose in their Dutch annual reports filed in the Netherlands whether or not they comply with provisions of the Code and, if they do not comply with those provisions, to explain why they deviate from any such provision.

        The Code provides that if a company's general meeting of shareholders explicitly approves the company's corporate governance structure and policy and endorses the explanation for any deviation from the best practice provisions, such company will be deemed to have complied with the Code. We have not generally applied the provisions of the Code and we instead generally comply with the applicable corporate governance rules of the SEC and NASDAQ applicable to U.S. domestic issuers.

PLAN OF DISTRIBUTION

        Selling shareholders may sell Class A shares:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        This prospectus may be used in connection with any offering of our Class A shares through any of these methods or other methods described in the applicable prospectus supplement.

        Selling shareholders may directly solicit offers to purchase Class A shares, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that selling shareholders must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        The distribution of the Class A shares may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the Class A shares and any applicable restrictions.

        The prospectus supplement with respect to the Class A shares will describe the terms of the offering of the Class A shares, including the following:

  •
  the name of the agent or any underwriters;

  •
  the public offering or purchase price;

  •
  any discounts and commissions to be allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation; and

  •
  any discounts and commissions to be allowed or paid to dealers.

        If any underwriters or agents are utilized in the sale of the Class A shares in respect of which this prospectus is delivered, we and/or selling shareholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the Class A shares in respect of which the prospectus is delivered, selling shareholders will sell such Class A shares to the dealer, as principal. The dealer may then resell such Class A shares to the public at varying prices to be determined by such dealer at the time of resale.

        Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, legal matters with respect to U.S. federal and New York law in connection with an offering hereunder will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, London, England. Certain legal matters with respect to Dutch law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Van Doorne N.V., Amsterdam, the Netherlands. Certain matters with respect to Russian law in connection with an offering hereunder will be passed upon for us by Laseta Partners, Moscow, Russia.

EXPERTS

        The consolidated financial statements of Yandex N.V. and its subsidiaries incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F for the year ended December 31, 2012, and the effectiveness of Yandex N.V.'s internal control over financial reporting, have been audited by ZAO Deloitte & Touche CIS, an independent registered public accounting firm, as stated in their reports incorporated herein (which reports (1) expressed an unqualified opinion on the financial statements and also comprehended the translations of Russian ruble amounts into U.S. dollar amounts presented solely for the convenience of the readers in the United States of America and (2) expressed an unqualified opinion on the effectiveness of internal control over financial reporting). Such statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        Although Dutch law does not expressly provide for the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the board is, in principle, accepted in the Netherlands. Our articles of association provide for indemnification of executive and non-executive directors and senior management by the company to the fullest extent permitted by Dutch law against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director or member of senior management becomes a party as a result of his or her position.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.    Exhibits.

        The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 10.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

  (iv)
  any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (8)
  That, for purposes of determining any liability under the Securities Act of 1933:

  (i)
  the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

  (ii)
  each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 11, 2013.

YANDEX N.V.
By:	/s/ ARKADY VOLOZH
Name:	Arkady Volozh
Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Arkady Volozh and Alexander Shulgin, acting singly, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ ARKADY VOLOZH Arkady Volozh	Executive Director and Chief Executive Officer	March 11, 2013
/s/ ILYA SEGALOVICH Ilya Segalovich	Executive Director and Chief Technology Officer	March 11, 2013
/s/ ALFRED FENAUGHTY Alfred Fenaughty	Chairman and Non-Executive Director	March 11, 2013

	Signatures	Title	Date

	/s/ JOHN BOYNTON John Boynton	Non-Executive Director	March 11, 2013
	Esther Dyson	Non-Executive Director	March 11, 2013
	/s/ ELENA IVASHENTSEVA Elena Ivashentseva	Non-Executive Director	March 11, 2013
	/s/ CHARLES RYAN Charles Ryan	Non-Executive Director	March 11, 2013
	/s/ ALEXANDER VOLOSHIN Alexander Voloshin	Non-Executive Director	March 11, 2013
	/s/ ALEXANDER SHULGIN Alexander Shulgin	Chief Financial Officer	March 11, 2013
	/s/ ARTEM SAVINOVSKY Artem Savinovsky	Chief Accounting Officer	March 11, 2013
	YANDEX INC.	Authorized Representative in the United States
By:	/s/ JOHN DOWDY		March 11, 2013
Name: John Dowdy
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
5.1	Opinion of Van Doorne N.V.
8.1	Tax Opinion of WilmerHale
8.2	Tax Opinion of Van Doorne N.V. (included in Exhibit 5.1)
10.1	Amended and Restated Shareholders Agreement among certain shareholders of the Registrant (incorporated by reference to Exhibit No. 10.1 to the Registration Statement on Form F-1, File No. 333-173766)
10.2	Amended and Restated Registration Rights Agreement dated as of October 14, 2008 among the Registrant and certain of its shareholders (incorporated by reference to Exhibit No. 10.2 to the Registration Statement on Form F-1, File No. 333-173766)
10.2.1	Amendment No. 1 to Amended and Restated Registration Rights Agreement among the Registrant and certain of its shareholders (incorporated by reference to Exhibit No. 10.2.1 to the Registration Statement on Form F-1, File No. 333-173766)
10.4	Subscription Agreement between the Registrant and Sberbank dated as of September 7, 2009 (incorporated by reference to Exhibit No. 10.4 to the Registration Statement on Form F-1, File No. 333-173766)
23.1	Consent of ZAO Deloitte & Touche CIS, Independent Registered Public Accounting Firm
23.2	Form of Consent of Van Doorne N.V. (included in Exhibit 5.1)
23.3	Consent of Laseta Partners
23.4	Consent of WilmerHale (included in Exhibit 8.1)
24.1	Powers of Attorney (included on signature page)

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To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.